QueryObject Systems Corporation                                  EXHIBIT 11.1
Computation of Net Loss Per Common Share


                                               Three Months ended June 30, 1997                  Six months ended June 30, 1997
                                             ------------------------------------            ---------------------------------------

                                             Number of                         Weighted     Number of                       Weighted
                                              Common            Days           Average        Common          Days          Average
                                              Shares        Outstanding         Shares        Shares      Outstanding        Shares
                                             --------      ------------     ------------   -----------   ------------     ---------

Common stock outstanding at January 1, 1997    2,453,710         90        2,453,710        2,453,710            180      2,453,710
Accretion of series D dividends                   59,153         90           29,577           59,153             90         29,577
   Exercise of common stock options                1,250         90            1,250            1,250            157          1,084
   Exercise of common stock options                8,320         90            8,320            8,320            147          6,757
   Exercise of common stock options                2,778         90            2,778            2,778            129          1,980
   Exercise of common stock options                6,267         45            3,134            6,267             45          1,558

Weighted average shares used in per share                                  2,498,769                                      2,494,666
                                                                           =========                                      =========
computation

Net loss for the period                                                  (1,599,915)                                     (3,506,881)

Net less per common share                                                 $   (0.64)                                      $   (1.41)
                                                                          ==========                                     ==========


                                                  Three Months ended June 30, 1998                    Six months ended June 30, 1998
                                             ------------------------------------            ---------------------------------------
                                             Number of                         Weighted      Number of                     Weighted
                                              Common            Days           Average        Common          Days         Average
                                              Shares        Outstanding         Shares        Shares      Outstanding      Shares
                                             --------      ------------     ------------   -----------   ------------   ------------

Common stock outstanding at January 1, 1998    5,110,605        90        5,110,605        5,110,605            180       5,110,605
Accretion of series D dividends                    1,875        90            1,875            1,875            167           1,730
   Exercise of common stock options                2,118        90            2,118            2,118            166           1,942
   Exercise of common stock options                4,584        90            4,584            4,584            138           3,495
   Exercise of common stock options                  625        90              625              625            123             425
   Exercise of common stock options                  365        90              365              365            104             210
   Exercise of common stock options                1,250        25              347            1,250             25             173


Weighted average shares used in per share                                 5,120,519                                       5,118,580
computation                                                               =========                                       =========

Net loss for the period                                                 (2,092,411)                                      (4,327,994)

Net less per common share                                                $   (0.41)                                       $   (0.85)
                                                                         ==========                                       ==========